Exhibit (p)(2)

North Haven Private Assets Fund

Universal Subscription Agreement – U.S. Investors Only

North Haven Private Assets Fund (referred to herein as the “Company”)

1	| Your Investment

1A	Investment Amount $			1C	Share Class Select one	☐	Class S ➤ Upfront Selling Commission (up to 3.5%) and Distribution and Servicing Fee (0.75%) ➤ $25,000 minimum initial investment
1B	Investment Type Select one	☐	Initial Investment
		☐	Additional Investment			☐	Class D ➤ Upfront Selling Commission (up to 3.5%) and Distribution and Servicing Fee (0.25%)
						☐	➤ $25,000 minimum initial investment
Class I
➤ No Upfront Selling Commission or Distribution and Servicing Fee
➤ $25,000 minimum initial investment

2	| Form of Ownership

2A	Account Type	2B	Account Information

Individual	Traditional IRA	Account Number

Individual with Transfer on Death*	Roth IRA	➤

Joint Tenants with Right of Survivorship	SEP IRA	Custodian Information (If applicable)

Joint Tenants with Transfer on Death*	Rollover IRA	➤

Community Property	Beneficial IRA	Custodian Name

Tenants in Common	Pension Plan	➤

Taxable Trust	Tax Exempt Trust	➤	Custodian Signature

Uniform Gift/Transfer to Minors	Profit Sharing Plan
2C	ERISA Information (required)
State of	Non-Profit Organization	Are you a Benefit Plan Investor?[1]
Personal Holding Company or Personal Investment Vehicle
Entity (select type below)	Yes	No

Other	*Requires Transfer on Death information included in Section 2E.	Percentage of Plan Assets
➤	%

i) Are you or any related person to you, including any underlying beneficial owner or control person or any person for whom you act as agent/nominee	Yes	No

1 *A “Benefit Plan Investor” is (i) an “employee benefit plan” subject to Title I of ERISA (e.g., U.S. corporate plans), (ii) any “plan” subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (e.g., IRAs and Keogh plans), or (iii) any entity whose underlying assets include “plan assets” within the meaning of ERISA (generally because plans (described in (i) or (ii)) own 25% or more of a class of the entity’s equity interests or the investor is an insurance company separate account).

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in connection with an investment, a Politically Exposed Person[2] (or an immediate family member or known close associate of a Politically Exposed Person).
NOTE: Public officials acting in their official capacity when establishing a relationship between a government entity and the Company are excluded from the definition of a “Politically Exposed Person”. If the answer to the Question is yes, complete the Politically Exposed Persons (“PEP”) Questionnaire in Appendix B.

 2D   Entity Information (Required to complete Appendix A) (You may leave this blank if the Investor is NOT an entity)

Trustee(s) and/or Authorized Signatory(s) information must be provided in Section 3.

The information provided must be compliant with IRS Form W-9 and related instructions. Please refer to www.IRS.gov for Form W-9.

Select One ➤	Partnership	Trust	S-Corp	C-Corp	LLC	Other

Entity Name	Tax ID Number	Date of Formation

Entity Address	City	State	ZIP

(Type of ID)	(ID Number)	Country of Issuance

Country of Incorporation or Formation	State of Incorporation or Formation

Mailing Address	City	State	Zip

Source of Wealth	Nature of Business

Jurisdiction	Exemptions	Exempt Payee Code	Exemption from FATCA
	(See Form W-9 instructions)	(If Any)	Reporting Code (If Any)

Settlor/Grantor Name	Address	Country of Domicile	Date of Birth

Government Issued ID#	Citizenship	Source of Funds

i) Are you a Marijuana-Related Business[3], involved with a Marijuana- Related Business, or derive revenue from or substantially invest in a Marijuana-Related Business?	Yes	No

ii) Are you a Virtual Currency Business[4], involved with a Virtual Currency Business, or derive revenue from or substantially invest in a Virtual Currency Business?	Yes	No

[2]

Politically Exposed Person means (a) a prominent public figure who is a natural person currently or formerly entrusted with a senior public role or function (e.g., a senior official in the executive, legislative, military, administrative, or judicial branches of government); (b) an Immediate Family Member, which includes as the spouse/partner, parent, grandparent, sibling, child, step-child, or in-law of a prominent public figure; or (c) a known close associate, which includes those individuals that are widely- and publicly-known to maintain a close relationship to the prominent public figure. An “Immediate Family Member” means a spouse, a minor child, or a child residing in the same residence as an employee or director of Morgan Stanley or any affiliate of Morgan Stanley.

[3]

A Marijuana-Related Business includes: 1) an individual or entity directly involved in the manufacturing, production, sale or distribution of marijuana, whether for medicinal, recreational, or any other use; 2) an individual or entity that derives a substantial source of wealth, compensation, revenue or income from marijuana-related activity (e.g., service providers that cater largely to Marijuana-Related Businesses, commercial lessors that lease property to Marijuana-Related Businesses, etc.); or 3) an individual or entity that is directly and predominantly involved in supplying products, equipment or material intended or designed for use in furtherance of the manufacturing, production, sale, use or distribution of marijuana (e.g., marijuana LED grow-lights, marijuana grow tents, hydroponics, etc.).

[4]

A Virtual Currency Business includes: an individual or entity engaged in issuing (putting into circulation) a virtual currency, and who has the authority to redeem (to withdraw from circulation) such virtual currency. A Virtual Currency Exchanger is an individual or entity engaged in the exchange of virtual currency for real currency, funds, or other virtual currency.

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 2E   Transfer on Death

Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only. Beneficiary date of birth required. Whole percentages only; must equal 100%. Availability remains subject to applicable state law.).

%
Name	SSN	Date of Birth	Primary Secondary

%
Name	SSN	Date of Birth	Primary Secondary

%
Name	SSN	Date of Birth	Primary Secondary

%
Name	SSN	Date of Birth	Primary Secondary

Custodian/Guardian signature for a minor beneficiary (required):

3	| Investor Information

The information provided in Section 3 must be compliant with IRS Form W-9 and related instructions. Please refer to www.IRS.gov for Form W-9. The Company requires a U.S. Residential Street Address to be completed below.

 3A   Investor Name (Investor / Trustee / Executor / Authorized Signatory Information)

Name (first, middle, last)	Date of Birth	Tax ID Number (SSN/EIN)

Residential Street Address	City	State	ZIP

Title	Email Address	Phone Number

Country	Occupation	Source of Wealth	Source of Funds

Nature of Business

 3B   Co-Investor Name (Co-Investor / Co-Trustee / Co-Executor / Co-Authorized Signatory Information, if applicable)

Name (first, middle, last)	Date of Birth	Tax ID Number (SSN/EIN)

Residential Street Address	City	State	ZIP

Title	Email Address	Phone Number

Country	Occupation	Source of Wealth	Source of Funds

Nature of Business

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3C	Co-Investor Name (Co-Investor / Co-Trustee / Co-Executor / Co-Authorized Signatory Information, if applicable)

Name (first, middle, last)	Date of Birth	Tax ID Number (SSN/EIN)

Residential Street Address	City	State	ZIP

Title	Email Address	Phone Number

Country	Occupation	Source of Wealth	Source of Funds

Nature of Business

4 | Additional Investor Information

Are you any of the following with respect to, or which is managed by, Morgan Stanley or any of its affiliates?	☐	Yes	☐	No

➤	If yes, please complete the following:

☐	An employee, director or officer	☐	The spouse or partner of such employee, director or officer
☐	An investment fund or account	☐	A family member who resides in the same household of such employee, director or officer

5 | Distribution Election[5]

➤	You are AUTOMATICALLY enrolled in the Company’s Distribution Reinvestment Plan unless you check the box below.

(Refer to the Company’s Prospectus, Private Placement Memorandum or applicable offering document, in each case, as amended and/or supplemented from time to time (“Offering Document”) for terms of the Distribution Reinvestment Plan.)

☐	Cash – Please check this box if you want to have distributions paid in cash to your bank account below.
⮟	Only complete the following information if you do not wish to enroll in the Distribution Reinvestment Plan ⮟

For custodial held accounts, if you elect cash distributions the funds must be sent to the custodian.

➤	☐	Pay to Brokerage Account #

☐	Fidelity	☐	Charles Schwab	☐	Pershing

☐	RBC	☐	TD Ameritrade	☐	Other

➤	☐	Electronic Deposit – Select one	☐	Checking	☐	Savings

Name of Financial Institution

ABA Routing Number	Account Number

The Company is authorized to deposit distributions to the checking, savings or brokerage account indicated above. This authority will remain in force until the Company is notified otherwise in writing. If the Company erroneously deposits funds into the account, the Company is authorized to debit the account for an amount not to exceed the amount of the erroneous deposit.

5 Note to Draft: This section should be updated to reflect the specific terms of any distribution reinvestment plan or otherwise deleted if not applicable.

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6 | Electronic Delivery Consent

By signing below and agreeing to electronic delivery, I (we) confirm that, to the extent possible, I (we) consent to receiving all future investor communications, including purchase confirmations, quarterly investor statements, repurchase offers & annual tax documents, electronically and consent to stop delivery of all paper communications. For purposes of this consent, electronic delivery includes delivery via e-mail and/or by posting such documents to the Company’s website or investor portal, as applicable, and may include documents provided in portable document format (PDF) or via links to external websites. I (we) acknowledge that I (we) will not receive paper copies of investor communications in the future unless I (we) change or revoke my (our) election at any time by notifying the Company, which I (we) have the right to do at any time (ii) my (our) consent is terminated by an invalid email address; or (iii) I (we) specifically requesting a paper copy of a particular investor communication from the Company, which I (we) have the right to do at any time.

I (we) have provided a valid email address. If that email address changes, I (we) will send a notice of the new email address by contacting the contact listed below in “Delivery Instructions and Requirements,” provided that I (we) understand that providing an updated e-mail address will not change my (our) election to receive investor communications electronically. I (we) understand that any changes to my (our) election to receive investor communications electronically may take up to 30 days to take effect and that I (we) have the right to request a paper copy of any electronic communication by contacting the contact listed below under “Delivery Instructions and Requirements” during that 30-day period.

The electronic delivery service is free; however, I (we) may incur certain costs, such as usage charges from an Internet service provider, printing costs, software download costs or other costs associated with access to electronic communications or the Company’s investor portal, as applicable. I (we) understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended at any time. I (we) understand that there are possible risks associated with electronic delivery such as emails not transmitting, links failing to function properly and system failures of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the Company’s investor portal, or information on it, other than as required by law.

Owner or Authorized Person Signature	Date

7 | Important Information Rights, Certifications and Authorizations

Substitute IRS Form W-9 Certification:

Under penalties of perjury, I certify that:

1.	The taxpayer identification number shown on this subscription agreement in Section 2 or 3 is my correct taxpayer identification number or (I am waiting for a number to be issued to me), and

2.

I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. citizen or other U.S. person (defined in IRS Form W-9 instructions), and

4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct

Certification Instructions: You must cross out certification 2 if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

➤  By signing below, you also acknowledge:

•

If I am, or am acting (directly or indirectly) on behalf of, (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA, (ii) a “plan” within the meaning of Section 4975(e)(1) of the Code, (iii) a plan or employee benefit plan that is not subject to ERISA or Section 4975 of the Code but is subject to any local, state, federal or other governmental laws substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”) or (iv) any other entity or account that is deemed under applicable law to hold the assets of such an “employee benefit plan” or a “plan” described in (i),(ii) or (iii) above (each of the foregoing described in clauses (i), (ii) and (iii) referred to as a “Plan”), then I hereby represent and warrant to and agree with the Company that:

○

The decision to invest my assets in the Company was made by fiduciaries independent of the Company, which parties are duly authorized to make such investment decisions and who have concluded, after consideration of their fiduciary duties under applicable law, that the investment of my assets in the Company is prudent and made in accordance with the governing documents of the applicable Plan and such documents do not prohibit the investment contemplated herein, and such parties and I have not relied on any advice or recommendation of the Company or any of its respective partners, members, employees, stockholders, officers, directors, agents, representatives or affiliates, unless such advice or recommendation would not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code;

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○

None of the Company or any of its respective partners, members, employees, stockholders, officers, directors, agents, representatives or affiliates have exercised any discretionary authority or control with respect to my investment in the Company, nor have the Company, or any of its respective partners, members, employees, stockholders, officers, directors, agents, representatives or affiliates rendered investment advice to me based upon my investment policies or strategy, overall portfolio composition or diversification, unless such action would not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code;

○

(a) I have been informed of and understand the investment objectives and policies of the Company; (b) I am in compliance with the provisions of Section 404 of ERISA or any Similar Law relating to fiduciary duties, including any applicable requirement for diversifying the investments of an employee benefit plan; (c) I have given appropriate consideration to the facts and circumstances relevant to the investment by me in the Company and have determined that such investment is reasonably designed, as part of my portfolio of investments, to further the purposes of the relevant plan(s); and (d) my investment in the Company is permissible under the documents governing the investment of my plan assets and under ERISA or Similar Law;

○	The terms of the Company agreements comply with my governing instruments and applicable laws governing me; and
○	My investment in the Company will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA, Section 4975 of the Code or a violation of any applicable Similar Law.
•	In connection with the Company’s efforts to comply with applicable laws concerning money laundering and related activities, I represent, warrant and agree that:
○	I am not (nor is any person or entity controlled by, controlling or under common control with me, or any of my beneficial owners) any of the following:
◾

A person or entity listed in the Annex to Executive Order 13224 (2001) issued by the President of the United States, which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov).

◾

Named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC), which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov) under “OFAC/SDN List.”

◾

A person or entity resident in, or whose subscription funds are transferred from or through an account in, a foreign country or territory that has been designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force.

◾

A person or entity resident in, or in the case of an entity organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the U.S. Treasury under Sections 311 or 312 of the U.S.A. Patriot Act and the regulations promulgated thereunder as warranting special measures due to money laundering concerns. For updates, see the website of the U.S. Department of Treasury (http://www.treas.gov).

◾	A foreign shell bank (See U.S.A. Patriot Act and related regulations for definition).
◾

A senior foreign political figure. This restriction on senior foreign political figures also applies to any immediate family member of such Figure or close associate of such Figure (See U.S.A. Patriot Act and related regulations for definition).

○	No consideration that I have contributed or will contribute to the Company:
◾	Shall originate from, nor will it be routed through, a foreign shell bank or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.
◾	Has been or shall be derived from, or related to, any activity that is deemed criminal under U.S. law.
◾	Shall cause the Company to be in violation of the U.S. Bank Secrecy Act and all other federal anti-money laundering regulations.
○

I understand and agree that if at any time it is discovered that any of the representations in this Section 9 are incorrect, or if otherwise required by applicable law related to money laundering and similar activities, the Company, in its sole discretion and notwithstanding anything to the contrary in the Company agreements, may undertake appropriate actions to ensure compliance with applicable law, including but not limited to freezing, segregating or redeeming my investment in the Company.

○

I further understand that the Company may release confidential information about me and, if applicable, any underlying beneficial ownership, to proper authorities if the Company, in its sole discretion, determines that it is in the best interests of the Company in light of applicable law concerning money laundering and similar activities.

○

I agree to provide to the Company any additional information that the Company deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. I shall promptly notify the Company if any of the representations in this Section 7 cease to be true and accurate. I agree to call the Company if I need more information about Section 7 or if I am unsure whether any of the categories apply to me.

•	You should not expect to be able to sell your investment in the Company regardless of how the Company performs.
•

You have completed Schedules I and/or II attached hereto, as applicable, and agree to provide such information and execute and deliver such documents regarding yourself and any other beneficial owners as the Company may reasonably request from time to time to substantiate your status as an accredited investor or a qualified client, as applicable, or to otherwise determine your eligibility to purchase the investment in the Company, to verify the accuracy of your representations and warranties herein or to comply with any law, rule or regulation to which the Company may be subject, including compliance with anti-money laundering laws and regulations.

•	You have received and read the Offering Document and your deemed acknowledgments, representations and warranties set forth therein are true and accurate.
•

You are a United States person for U.S. federal income tax purposes which means (i) an individual who is a citizen of the United States or a resident alien for U.S. federal income tax purposes; (ii) a corporation, an entity treated as a corporation or an entity treated as a partnership, in each case created or organized in or under the laws of the United States or any state or political subdivision thereof or therein (including the District of Columbia); (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source; or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (b) such trust was in existence on August 20, 1996 and was treated as a domestic trust on August 19, 1996 and such trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

•

You represent that neither the Investor nor anyone who is treated as a beneficial owner of the investment hereby being purchased by the Investor under Rule 506(d) or Rule 506(e) of the United States Securities Act of 1933, as amended (the “Securities Act”) has been subject to any of the specified events on Appendix C during the time periods specified therein.

•

You have received, read and understood, and agree to each and every term of the Company’s subscription agreement, including any accompanying supplement (collectively, the “Subscription Agreement”) and any additional information you deem appropriate in connection with your investment in the Company.

•	All of the information that is required to be provided by you in this Subscription Agreement is true, accurate and complete in all respects.
•	You make and affirm all of the certifications, representations, warranties, agreements, acknowledgments and undertakings set forth in the Subscription Agreement.
•	You agree to be bound by the terms of this Subscription Agreement and the Offering Document on the date first set forth below.

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•

You represent that the e-mail to be used for Account Communications is listed in Section 3 of the Subscription Agreement and if your e-mail address changes, you must provide the Company with the new address by contacting the contact listed under “Delivery Instructions and Requirements.”

•	Your execution of these Signature Pages will constitute for all purposes your execution of the Subscription Agreement.
•

These Signature Pages (including the Subscription Agreement) submitted by or on behalf of you, pursuant to a valid power of attorney, constitute or will constitute your valid, binding and enforceable agreement.

•	You understand that an investment in the Company is illiquid and appropriate only as a long-term investment.
•

There is currently no public trading market for your investment in the Company and it is not expected that such a market will ever develop. The Company does not intend to list its securities on any national securities exchange. As a result, the repurchase of your investment by the Company will likely be the only way to dispose of your investment. The Company is not obligated to repurchase your investment under its share repurchase plan and may choose to repurchase only some, or even none, of your investment that has been requested to be repurchased. In addition, repurchases will be subject to available liquidity and other significant restrictions. Further, the Company’s governing body may make exceptions to, modify or suspend its share repurchase plan.

•	You should consider that you may not have access to the money you invest for an indefinite period of time.
•	Because you may be unable to sell your investment or have your investment repurchased, you may be unable to reduce your exposure in any market downturn.
•	The amount of distributions, if any, are uncertain and at the discretion of the Company’s governing body.
•	An investment in our us is not suitable for you if you require liquidity with respect to the money you invest.
•

Distributions from the Company may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Company for investment. Any capital returned to investors through distributions will be distributed after payment of fees and expenses.

•

You understand the IRS rules regarding contribution limits for IRAs and other qualified account types. Further, you understand how these contribution limits may impact your ability to fund drawdowns in the event you do not have sufficient funds within your IRA or other qualified account.

•	You understand the IRS rules regarding required minimum distributions and that the illiquid nature of the Company may impact your ability to meet required minimum distributions.
•	You acknowledge that IRS rules are subject to change and future changes may have unforeseen impacts on your investment in the Company.
•	You understand that the Offering Document is not intended to convey legal, tax, investment or accounting advice.
•

You have consulted to the extent deemed appropriate with your own advisers as to the financial, tax, legal, accounting, regulatory and related matters concerning an investment in the Company and on that basis understand the financial, tax, legal, accounting, regulatory and related consequences of an investment in the Company, and you believe that an investment in the Company is suitable and appropriate.

•

Notwithstanding anything in this Subscription Agreement to the contrary, to comply with U.S. Department of Treasury Regulations Section 1.6011-4(b)(3)(i), the Company, Morgan Stanley and each investor or prospective investor in the Company (and any employee, representative or other agent of the Company, an investor or a prospective investor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Subscription Booklet (including opinions or other tax analyses that are provided to it relating to such tax treatment and tax structure). However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable U.S. federal or state securities laws. For this purpose, tax treatment and tax structure shall not include (i) the identity of the Company, Morgan Stanley or any investor (or, in each case, any affiliate thereof), (ii) any specific pricing information or performance information related to the Company or its investments or (iii) other nonpublic business or financial information (including, without limitation, the amount of any fees, expense, rates or payments) that is not relevant to an understanding of the tax treatment of the transactions contemplated by this Subscription Booklet.

➤   Each investor must sign below (Custodians must sign in Section 2 on a custodial account)

Investor or Authorized Person Signature	Date

Joint Investor or Authorized Person Signature	Date

Joint Investor or Authorized Person Signature	Date

8 | Investor Representative Information

Name of Financial Institution	Financial Institution CRD Number

- or -
Name of Investor Representative(s)	Rep/Advisor Number/Team ID		Rep CRD Number

Office Street Address	City	State	ZIP

Email Address	Phone Number

9 | Investor Representative Attestation

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The undersigned (the “Investor Representative”) confirms by its signature, on behalf of itself and the Participating Broker/Dealer or Financial Institution listed in Section 8 above, that, in recommending the investor make an investment: (i) it had a reasonable basis to believe the investor is an “accredited investor” as defined in Rule 501 promulgated under Regulation D under the 1933 Act, with whom it had a pre-existing substantive relationship and/or is a “qualified client”, as applicable; (ii) to the extent required by applicable law and if required by the terms of the Offering, it did not solicit the investment by means of any form of general solicitation or general advertisement; (iii) to the extent required by applicable law, it is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence; (iv) unless agreed in writing with the Dealer Manager, it did not solicit the investment or provide for the execution of this Subscription Agreement outside of the U.S. and that no foreign securities or other laws are implicated by the transaction contemplated hereby; (v) any information concerning the investor, including the information contained in this Subscription Agreement, that is transmitted by the undersigned to the Company is true, correct and complete in all material respects; (vi) the form of ownership selected by the investor is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (vii) it delivered a copy of the Offering Document to the investor prior to or simultaneously with the first recommendation of an investment for the investor; (viii) it has not given any information or any representation concerning the Company’s offering, except as set forth in the Offering Document and any other sales material approved for use by the Company in writing and all appropriate regulatory agencies; (ix) it has reasonable grounds to believe that the investment is a suitable investment for the investor and that the investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; (x) it has advised such investor of all pertinent facts with regard to the limited liquidity and marketability of an investment in the Company; and (xi) if applicable, has advised such investor that an investment in the Company has not been registered and are not expected to be registered under the 1933 Act or the laws of any country or jurisdiction outside of the United States except as otherwise described in the Offering Document.

The undersigned represents and certifies that, if the investor is a “retail customer” as defined in Regulation Best Interest, (i) the undersigned has a reasonable basis to believe that (a) an investment in the Company would be in the best interest of the investor based upon the investor’s investment profile and the potential risks, rewards, and costs associated with such an investment and (b) the undersigned has not placed its interests or those of the Investor Representative ahead of the interest of the investor in recommending such investment and (ii) the undersigned and the Investor Representative have complied with any applicable enhanced standard of conduct, including, but not limited to, the other requirements of Regulation Best Interest in relation to the proposed investment. The undersigned Investor Representative further represents and certifies that, in connection with this subscription, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program.

The undersigned confirms by its signature, on behalf of itself and the Participating Broker/Dealer or Financial Institution listed in Section 8 above, that: (i) it has full power and authority to provide this attestation and perform the obligations herein; (ii) this attestation constitutes a valid and binding obligation, enforceable against the Participating Broker/Dealer or Financial Institution listed in Section 8 above in accordance with its terms; and (iii) it and the Participating Broker/Dealer or Financial Institution listed in Section 8 above are in compliance with all the requirements applicable to its activities pursuant to this Subscription Agreement and the Offering Document imposed upon it under federal and state laws, rules and regulations, all applicable rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), including with respect to “know your customer” and suitability determinations, as required by its relationship with the investor, the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999, and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act, as amended, the USA Patriot Act of 2001, and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury, in each case as required by its relationship with the investor.

The Financial Intermediary agrees by its signature, on behalf of itself and the Participating Broker/Dealer or Financial Institution listed in Section 8 above, that the Company, Morgan Stanley and their respective affiliates are each intended third-party beneficiaries of this attestation with the authority to directly seek redress for the violation of any of the agreements and representations contained herein.

Investor Representative Signature	Date

Delivery Instructions and Requirements

The Company only accepts payment via wire transfer to the below Account Number. The Company intends to distribute all payments of wire transfers to the bank account in the name of the Investor from which funds were originally paid. The Company may reject any subscription, in whole or in part, in its sole discretion. Cash, money order, and checks will NOT be accepted.

Wire Transfer

 State Street Bank and Trust Company

 Transfer Agency

 ABA Routing Number: [ ]

 Account Number: [ ]

To ensure the fastest possible processing of this Subscription Agreement, all relevant information must be completed.

Each subscription will be accepted or rejected as soon as reasonably possible. However, the Company has up to 30 days to accept or reject each subscription from the date the subscription is received by the Company or its agent. Investors will receive a confirmation of their purchase.

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Custodial accounts, forward subscription agreement to the custodian.

Submission of Documents and Questions:

MSIM Contact

[Telephone:]

[Fax:]

[E-mail:]

Supplemental Documents Required for Investors

Investor Type	Required Documentation

Individuals, Joint Tenants, Power of Attorney	• Valid government issued ID (e.g. passport, driver’s license, etc.) • Copy of address verification (utility bill, mortgage bill, bank reference letter) • Source of wealth/source of funds
Personal Holding Company

• Documentation showing formation of the entity (e.g. Certificate of Incorporation, etc.)

• Identification of layers of organizational structure down to ultimate individual owner(s)

• Authorized Signatory list, including name and country of domicile

• Certification for Beneficial Owners and Key Controller of Legal Entity Customers (Complete Appendix A)

○   Documentation requirements for individuals apply to each beneficial owner and key controller identified

Trust

• First and signature pages of Trust Agreement

• Documentation identifying the Trustee/Protector (can be Trust Agreement)

○   Documentation requirements for individuals apply to each Trustee/Protector identified

○   A formation document is required for any corporate Trustee/Protector identified

• Documentation identifying the Grantor/Settlor/Donor (can be Trust Agreement)

○   Documentation requirements for individuals apply to each Grantor/Settlor/Donor/Active Beneficiary identified

Partnership

• Documentation showing formation of the entity (e.g. Partnership Agreement, etc.)

• Identification of layers of organizational structure down to Ultimate Beneficial Owner(s) holding 10% or more of the equity interests

• Certification for Beneficial Owners and Key Controller of Legal Entity Customer (Complete Appendix A)

• Documentation requirements for individuals apply to each beneficial owner and key controller identified

Private Corporation, Company or Limited Liability Company

• Documentation showing formation of the entity (e.g. Copy of Certificate of Incorporation, or corporate resolution, or certificate of Good Standing, or Copy of Articles of Incorporation, or Business License.)

• Identification of layers of organizational structure down to Ultimate Beneficial Owner(s) holding 10% or more

• Certification for Beneficial Owners and Key Controller of Legal Entity Customers (Complete Appendix A)

○   Documentation requirements for individuals apply to each beneficial owner and key controller identified

○   ID documentation for each identified beneficial owner and Key Controller

Pension Fund

• Documentation showing formation of the entity (e.g. Trust Agreement, etc.)

• Proof of regulation, if applicable Certification for Beneficial Owners and Key Controller of Legal Entity Customers (Complete Appendix A)

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○   Documentation requirements for individuals apply to each beneficial owner and key controller identified

• Identification of the Plan Sponsor, including documentation showing formation of the entity (e.g. Certificate of Incorporation, etc.)

• Pension Fund Questionnaire

ERISA	• Copy of IRS Letter or Copy of IRS form 5500 or Copy of Plan document
Collective Investment Scheme / Pooled Investment Vehicle

• Documentation showing formation of the entity (e.g. Certificate of Incorporation, etc.)

• Fund structure

• Investment Adviser: Full legal name and proof of regulation

• Certification for Beneficial Owners and Key Controller of Legal Entity Customers (Complete Appendix A) – {Not required if fund is managed by a SEC Registered Investment Adviser}

○   Documentation requirements for individuals apply to each beneficial owner and key controller identified

• Full legal name of entity performing KYC on fund’s investors

• Collective Investment Scheme Questionnaire

• Collective Investment Scheme Sanctions Questionnaire

Charity/Charitable Foundation/ Religious Organization

• Copy of IRS Determination Letter for 501(c)(3)

• Documentation showing formation of the entity (e.g. Certificate of Incorporation, etc.)

• Certification for Beneficial Owners and Key Controller of Legal Entity Customers (complete Appendix A)

○   Only identification of one key controller is required. Documentation requirements for individuals apply to the key controller identified

Sovereign Wealth Fund

• Constitutional documentation evidencing the establishment or appointment as a SWF OR publicly available information

• Certification for Beneficial Owners and Key Controller of Legal Entity Customers (complete Appendix A)

○   Only identification of one key controller is required. Documentation requirements for individuals apply to the key controller identified

• Documentation establishing the Sovereign Wealth Fund is 100% state owned

Limited Partnership

• Copy of Limited Partnership Agreement or Copy of Certificate of Formation

• Identification of layers of organizational structure down to Ultimate Beneficial Owner(s) holding 10% or more

• Certification for Beneficial Owners and Key Controller of Legal Entity Customers (Complete Appendix A)

○   Documentation requirements for individuals apply to each beneficial owner and key controller identified

Regulated Financial Institution

• Financial Crimes Compliance Questionnaire (“FCCQ”) (*Onshore financial institutions only)

• Regulatory Agency and Registration Number from an approved low-risk jurisdiction or Non-U.S. Financial Institution Certification Form as applicable

Governmental Entities

• Documented website research or alternative informational source evidencing the investor is a department or agency of an approved low-risk jurisdiction or of any political subdivision of such a jurisdiction

Nominee	• Eligible Introducer Letter or AML Representation Letter

Publicly Traded Company	• Ticker symbol • Name and location of Primary exchange where shares are listed

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Appendix A | Certification of Beneficial Ownership (if applicable)

General Instructions

What is this form?

U.S. law requires financial institutions to obtain, verify, and record information about the beneficial owners and key controllers of legal entity customers.

Who has to complete this form?

This form is applicable to legal entity customers and must be completed by the person opening a new account or establishing a customer relationship on behalf of a legal entity. For the purposes of this form, a legal entity includes a corporation, limited liability company, partnership, personal holding company, statutory trust, or other entity created by the filing of a public document with a Secretary of State or similar office, and any similar business entity formed in the United States or a foreign country. Legal entity does not include sole proprietorships, unincorporated associations, or natural persons opening accounts or establishing a customer relationship on their own behalf.

What information do I have to provide?

This form requires you to provide the name, address, date of birth and social security number for the following:

(i)

Each individual, if any, who owns, directly or indirectly, 10 percent or more of the equity interests of the legal entity customer (e.g., each natural person that owns 10 percent or more of the shares of a corporation); and

(ii)

An individual with significant responsibility for managing the legal entity customer (e.g., a Chief Executive Officer, Chief Financial Officer, Managing Member, General Partner, President, Vice President, or Treasurer).

Certification of Beneficial Owner(s) and Key Controller

Persons opening an account or establishing a customer relationship on behalf of a legal entity must provide the following information:

Name of Natural Person Opening Account/Establishing Customer Relationship	Title of Natural Person Opening Account/Establishing Customer Relationship
The following section refers to the legal entity for which the account is being opened/relationship established:

Legal Entity Name	Legal Entity Type

Address of the Legal Entity

A. Beneficial Owner

For Nonprofit and Pooled Investment Vehicles legal entity customers, please skip to Section B (Key Controller) below.

Please provide the following information for each individual (natural person), if any, who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, owns 10 percent or more of the equity interests (“Beneficial Owner”) of the legal entity customer listed above.
Please Note: If a Trust directly or indirectly owns 10 percent or more of the equity interests of a legal entity customer, the beneficial owner shall mean the trustee and must be provided below. If the trustee is a Corporate Trustee, the Corporate Trustee’s information must be provided below (i.e., full legal entity name, principal business address and taxpayer identification number or other government issued identification number for non-US legal entities).

☐ Beneficial Owner Not Applicable (Check this box and skip to Section B (Key Controller) if there is no individual that meets the definition of a Beneficial Owner stated above.)

Beneficial Owner #1

Name	SSN	Date of Birth	Residential Address	Country

Only complete the below if no SSN available

Government-Issued Identification Type	Identification Number	Country of Issuance	Issuance Date

Expiration Date

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Beneficial Owner #2

Name	SSN	Date of Birth	Residential Address	Country

Only complete the below if no SSN available

Government-Issued Identification Type		Identification Number	Country of Issuance	Issuance Date

Expiration Date

Beneficial Owner #3

Name	SSN	Date of Birth	Residential Address	Country

Only complete the below if no SSN available

Government-Issued Identification Type		Identification Number	Country of Issuance	Issuance Date

Expiration Date

Beneficial Owner #4

Name	SSN	Date of Birth	Residential Address	Country

Only complete the below if no SSN available

Government-Issued Identification Type		Identification Number	Country of Issuance	Issuance Date

Expiration Date

Beneficial Owner #5

Name	SSN	Date of Birth	Residential Address	Country

Only complete the below if no SSN available

Government-Issued Identification Type		Identification Number	Country of Issuance	Issuance Date

Expiration Date

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B. Key Controller

All legal entities must complete this section.

Please provide the following information for one individual (natural person) with significant responsibility to control, manage, or direct the legal entity listed above, such as:

1)

An executive officer or senior manager (e.g., a Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President or Treasurer; with regards to a pooled investment vehicle, a portfolio manager, commodity pool operator, commodity trading advisor, or general partner); or

2)	Any other individual who regularly performs similar functions.

(Where applicable, an individual under the Beneficial Owner(s) section above may also serve as a Key Controller and be listed below

Key Controller

Name	SSN	Date of Birth	Title/Responsibility of Key Controller at Legal Entity

Street Address		City	State	Zip Code	Country

Certification

Certification

I,	(name of natural person opening account/establishing a customer relationship)	, hereby certify, to the best of my knowledge, that the information provided above is complete and correct. I further agree to inform Morgan Stanley of any changes to the Beneficial Owner(s) and Key Controller information provided, including if/when an individual becomes a 10 percent or more Beneficial Owner.
Signature		Date

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Appendix B | Politically Exposed Persons (“PEP”) Questionnaire
(This page to be completed only if ‘Yes’ to 2(A)(i)

1.	Is the Subscriber or related individual a current or former public figure?

Yes ☐    No ☐    If the answer is YES, please provide the following:

Official title/position(s) (current and former):

Dates of Service:

Country from which PEP Derives Status:

Salary/compensation from official duties (current role only):

Other sources of wealth/income:

2.	Is the Subscriber or related individual an immediate family member of a current or former public figure (as defined under “Politically Exposed Person” above)?

Yes ☐    No ☐    If the answer is YES, please provide the following:

Full Name of Public Figure:

Relationship to Client:

Official title/position(s) (current and former):

Dates of Service:

Country from which PEP Derives Status:

3.	Is the Subscriber or related individual a known close associate of a current or former public figure (as defined under “Politically Exposed Person” above)?

Yes ☐    No ☐    If the answer is YES, please provide the following:

Full Name of Public Figure:

Relationship to Client:

Official title/position(s) (current and former):

Dates of Service:

Country from which PEP Derives Status:

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Appendix C | Rule 506(d) Events

You represent that neither the you nor anyone who is treated as a beneficial owner of the interest hereby being purchased by you under Rule 506(d) or Rule 506(e) of the 1933 Act has been subject to any of the following specified events during the time periods specified therein. Furthermore, you agree to provide the Company with prompt written notice of the occurrence of any of the following specified events with respect to you or any such beneficial owner.

(i)	Conviction, within the ten year period ending on the date hereof, of any felony or misdemeanor:
(A)	In connection with the purchase or sale of any security;
(B)	Involving the making of any false filing with the Securities and Exchange Commission (the “SEC”); or
(C)	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;
(ii)

Any order, judgment or decree of any court of competent jurisdiction, entered within the five year period ending on the date hereof, that, at this date, restrains or enjoins you from engaging or continuing to engage in any conduct or practice:

(A)	In connection with the purchase or sale of any security;
(B)	Involving the making of any false filing with the SEC; or
(C)	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;
(iii)

A final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission (the “CFTC”); or the National Credit Union Administration that:

(A)	On the date of this letter, bars you from:
1.	Association with an entity regulated by such commission, authority, agency or officer;
2.	Engaging in the business of securities, insurance or banking; or
3.	Engaging in savings association or credit union activities; or
(B)	Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, Manipulative, or deceptive conduct entered within the ten year period ending on the date hereof;
(iv)

An order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (15 U.S.C.78o(b) or 78o-4(c)) or section 203(e) or (f) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3(e) or (f)) that, as of the date hereof:

(A)	Suspends or revokes your registration as a broker, dealer, municipal securities dealer or investment adviser;
(B)	Places limitations on your activities, functions or operations; or
(C)	Bars you from being associated with any entity or from participating in the offering of any penny stock;
(v)

Any order of the SEC entered within the five-year period ending on the date hereof that, as of the date hereof, orders you to cease and desist from committing or causing a violation or future violation of:

(A)

Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933 (the “Securities Act”), section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and rule 10b-5 thereunder, section 15(c)(1) of the Exchange Act and section 206(1) of the Investment Advisers Act of 1940, or any other rule or regulation thereunder; or

(B)	Section 5 of the Securities Act.
(vi)

Suspension or expulsion from membership in, or suspension or bar from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(vii)

Filing (as a registrant or issuer), or being or being named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within the five-year period ending on the date hereof, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, as of the date hereof, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(viii)

A United States Postal Service false representation order entered within the five year period ending on the date hereof, or, as of the date hereof, a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

Please check all that apply with respect to the events listed above:

☐  You have been subject to such an event but, prior to the date hereof, (i) the court or regulatory authority that entered the relevant order, judgment or decree has advised in writing (whether contained in the relevant judgment, order or decree or separately to the SEC or its staff) that disqualification under paragraph (d)(1) of Rule 506 under the Securities Act should not arise as a consequence of such order, judgment or decree or (ii) the SEC has issued an exemption from paragraph (d)(1) of Rule 506 with respect to such event. You shall provide a copy of such written advice or exemption to:

c/o [Company]

Attn: [Name]

[Address]

☐ You have not been subject to such an event.

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Schedule I | Accredited Investor Status – Investors in North Haven Private Assets Fund must complete this Schedule

The Investor represents and warrants that the Investor is an “accredited investor” as defined in Rule 501 promulgated under Regulation D under the Securities Act. Please check as appropriate:

For Individuals
☐	A	A natural person with individual net worth (or joint net worth with spouse or spousal equivalent*) in excess of $1 million. For purposes of this item, “net worth” means the excess of total assets at fair market value, including automobiles and other personal property and property owned by a spouse or spousal equivalent*, but excluding the value of the primary residence of such natural person, over total liabilities. For this purpose, the amount of any mortgage or other indebtedness secured by an Investor’s primary residence should not be included as a “liability”, except to the extent the fair market value of the residence is less than the amount of such mortgage or other indebtedness.
☐	B	A natural person with individual income (without including any income of the Investor’s spouse or spousal equivalent*) in excess of $200,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year.
☐	C	A natural person with joint income with their spouse or spousal equivalent* in excess of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year.
☐	D	The Investor (including all owners in a joint account) holds in good standing either the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), the Investment Adviser Representative license (Series 65), and/or any other professional certifications or designations or credentials from an accredited educational institution that the Securities and Exchange Commission has designated under Rule 501(a)(10) under the Securities Act as qualifying an individual for accredited investor status.
☐	E	None of the above. Please notify the contact listed in “Delivery Instructions and Requirements” in the Subscription Agreement.
* A cohabitant occupying a relationship generally equivalent to that of a spouse.

For Entities
☐	A	An entity, including a grantor trust, in which all of the equity owners are accredited investors (for this purpose, a beneficiary of a trust is not an equity owner, but the grantor of a grantor trust may be an equity owner).
☐	B	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in B Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.
☐	C	An insurance company as defined in Section 2(a)(13) of the Securities Act.
☐	D	A broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “1934 Act”).
☐	E	An investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).
☐	F	A business development company as defined in Section 2(a)(48) of the 1940 Act.
☐	G	A Small Business Investment Company licensed by the Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.
☐	H	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”).
☐	I	A corporation, an organization described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, Massachusetts or similar business trust, or partnership, in each case not formed for the specific purpose of acquiring an investment, with total assets in excess of $5 million.
☐	J	A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring an investment, whose purchase is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment.
☐	K	An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) if the decision to invest is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.
☐	L	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its L political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.
☐	M	A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act.
☐	N	An investment adviser registered pursuant to Section 203 of the Advisers Act or registered under the laws of any U.S. state.
☐	O	An investment adviser relying on an exemption from registering with the Securities and Exchange Commission under Section 203(l) or (m) of the Advisers Act.
☐	P	An entity, of a type not listed above, not formed for the specific purpose of acquiring the Interests offered, that owns in excess P of $5,000,000 in “investments,” as defined in Rule 2a51-1 under the 1940 Act.

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☐	Q	A “family office” (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act) with assets under management in excess of $5,000,000, not formed for the specific purpose of acquiring the Interests offered, and whose purchase of the Interests is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the purchase of the Interests.
☐	R	A “family client” (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act) of a “family office” meeting the requirements of the immediately preceding category, whose purchase of the Interests is directed by such family office.
☐	S	None of the above. Please notify the contact listed in “Delivery Instructions and Requirements” in the Subscription Agreement.

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Schedule II | Qualified Client Status – Investors in North Haven Private Assets Fund must complete this Schedule

The following relates to an investor’s status as a “qualified client.” If you are unsure in any respect as to your status, please contact your financial intermediary.

☐	A	The investor is a natural person who, or a company that, the investment adviser of the Fund (“the Adviser”) reasonably believes, immediately prior to purchasing the investment, either (a) has a net worth (together, in the case of a natural person, with assets held jointly with a spouse) of more than $2,200,000; provided that each investor that is (x) a company that relies on Section 3(c)(1) of the 1940 Act, (y) an investment company registered under the 1940 Act, or (z) a business development company, as defined in Section 202(a)(22) of the Advisers Act, must meet at least one of the “look-through” rules of E through F below.
☐	B	The investor is a natural person who is making an investment in the Fund of at least $1,100,000 or after the purchase of the investment has at least $1,100,000 under the management of the Adviser.
☐	C	The investor is a qualified purchaser, as defined in Section 2(a)(51)(A) of the 1940 Act, at the time of the investment into the Fund.
☐	D	The investor is a natural person who immediately prior to purchasing Shares is: (1) an executive officer, director, trustee, general partner, advisory board member or person serving in a similar capacity, of the Adviser; or (2) an employee of the Adviser (other than an employee performing solely clerical, secretarial or administrative functions) who, in connection with his or her regular functions or duties, participates in investment activities of the Adviser and has done so for at least 12 months.
☐	E	The investor is an entity which would be defined as an investment company under Section 3(a) of the 1940 Act, but solely for the exception from that definition provided by Section 3(c)(1) thereof (e.g., certain limited partnership and limited liability companies organized to make investments); provided that each equity owner of such entity meets at least one of A through D above (looking through each equity owner that (x) relies on Section 3(c)(1) of the 1940 Act, (y) is an investment company registered under the 1940 Act, or (z) is a business development company, as defined in Section 202(a)(22) of the Advisers Act).
☐	F	The investor is an investment company registered, or required to be registered, under the 1940 Act or is a business development company as defined in Section 202(a)(22) of the Advisers Act; provided that each equity owner of such entity meets at least one of A through D above (looking through each equity owner that (x) relies on Section 3(c)(1) of the 1940 Act, (y) is an investment company registered under the 1940 Act, or (z) is a business development company, as defined in Section 202(a)(22) of the Advisers Act).
☐	G	None of the above. Please notify the contact listed in “Delivery Instructions and Requirements” in the Subscription Agreement.

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